EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-47014 and Form S-3 No. 333-901130) of CoreComm Limited (the "Company") and in the related Prospectus of our report dated March 12, 2001, except for Note 1 as to which the date is April 11, 2001, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                       /s/ ERNST & YOUNG LLP



New York, New York
April 11, 2001